UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2013

___________________

Lyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-82154	01-0579490
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

6401 Hollis St., Suite 125
Emeryville, CA	94608
(Address of principal	(Zip code)
executive offices)

Registrant's telephone number, including area code: (800) 768-2929

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

       On September 13, 2013, the Board of Directors of Lyris, Inc. (the “Company”) approved an amendment to the Company’s First Amended and Restated Bylaws, which became effective immediately. The amendment added a new Article XI, Section 11 that designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain legal actions, unless the Company consents in writing to the selection of an alternative forum.

       The foregoing summary of the amendment to the First Amended and Restated Bylaws does not purport to be complete and is subject to, and qualified in its entirety by, the amendment to the First Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

       (d) Exhibits.

3.1 Amendment No. 2 to the First Amended and Restated Bylaws of Lyris, Inc.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lyris, Inc.

By:	/s/ Roy Camblin
Name:	Roy Camblin
Title:	Chief Executive Officer

Date: September 17, 2013